Prospectus Supplement No. 19


The Prospectus dated November 14, 1996 (the "Prospectus") relating to the offer for resale of up to $115,000,000 aggregate principal amount of 5.5% Convertible Subordinated Debentures due 2006 of Aames Financial Corporation (the "Company") and 6,160,713 shares of the common stock of the Company, par value $0.001 per share, into which such Debentures are convertible is hereby amended as follows:

The following entity is hereby named as a Selling Security Holder as contemplated on page 33 of the Prospectus:


     Selling Security Holder                Principal Amount of Debentures
     ----------------------                 ------------------------------

     JMG Convertible Investments L.P.              $1,200,000
     1999 Avenue of the Stars, Suite 1950
     Los Angeles, California 90067

     TQA Vantage Fund, Ltd.                          $950,000
     31 West 52nd Street
     New York, New York 10019

     SoundShore Partners L.P.                        $850,000
     29 Richmond Road
     Pembroke, Bermuda HM08

     KA Trading L.P.                                 $528,000
     440 S. La Salle St., Suite 700
     Chicago, Illinois 60605

     McMahan Securities Co. L.P.                     $250,000
     591 West Putman Avenue
     Greenwich, Connecticut 06830

     KA Management Limited                           $242,000
     48 Par La Ville Road, Suite 464
     Hamilton, Bermuda HM11

            The date of this Prospectus Supplement is May 8, 1997.